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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274


            Addendum to Prospectus Supplement Dated December 8, 2004


                                                  Dated: May 1, 2005

                                 STATE OF ISRAEL
                 FOURTH LIBOR PLUS FORTY (40) BASIS POINTS NOTES
                  OFFERED IN MINIMUM SUBSCRIPTIONS OF $150,000

                                -----------------

Initial Interest Rate for Notes purchased during May is 3.8375%. This interest rate was calculated as follows:

Applicable LIBOR  +       Number of basis points            =       Initial Rate
For May 2005


3.4375%           +       40 Basis Points                   =       3.8375%

Applicable LIBOR is then adjusted each July 1st and January 1st during the term of the notes

Notes purchased in June 2005 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.